                                   EXHIBIT 11
                CMG INFORMATION SERVICES, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


(in thousands, except per share amounts)
                                          Three months ended October 31,
                                          -------------------------------
                                               1996             1995
                                          ---------------  --------------

Primary:
--------
Net income (loss)                                $(7,397)         $18,178
                                                 =======          =======

Weighted average common and common
 equivalent shares outstanding:

   Shares outstanding at the beginning
    of the period                                  9,167            8,839
   Weighted average shares issued
    during the period                                  4                7
   Weighted average treasury stock
    acquired during the period                        (4)              --
   Weighted average common stock
    equivalents                                       --              708
                                                 -------          -------
Weighted average common and common
 equivalent shares outstanding                     9,167            9,554
                                                 =======          =======

Primary net income (loss) per share              $ (0.81)         $  1.90
                                                 =======          =======


Fully Diluted:
--------------

Net income (loss)                                $(7,397)         $18,178
                                                 =======          =======

Weighted average common and common
 equivalent shares outstanding:

   Shares outstanding at the beginning
    of the period                                  9,167            8,839
   Weighted average shares issued
    during the period                                  4                8
   Weighted average treasury stock
    acquired during the period                        (4)              --
   Weighted average common stock
    equivalents                                       --              975
                                                 -------          -------
Weighted average common and common
 equivalent shares outstanding                     9,167            9,822
                                                 =======          =======


Fully diluted net income (loss) per
 share                                          $ (0.81)         $  1.85
                                                =======          =======



All share information has been restated to reflect a 2-for-1 Common Stock split effected as a stock dividend on February 2, 1996.